Exhibit 99.1

PHH Corporation Announces Second Quarter 2015 Results

2Q15 Highlights:

•                  Net loss attributable to PHH Corporation of $62 million or $1.20 per basic share, which includes a $34 million pre-tax provision for legal and regulatory reserves and a $30 million pre-tax loss related to the exchange of the Convertible notes due in 2017.

•                  Realized $26 million of operating benefits in 2Q15 compared to 2Q14 from our re-engineering activities, representing approximately 46% of our target annualized operating benefits.  Invested $17 million of operating expenses and $8 million of capital expenses in our re-engineering efforts and evaluation of select growth opportunities.

•                  We have substantially concluded our private label contract renegotiations with all remaining clients.

•                  Mortgage applications of $14.0 billion, a 9% increase from $12.8 billion in 2Q14.  Interest rate lock commitments (“IRLCs”) expected to close of $2.2 billion, a 5% increase from $2.1 billion in 2Q14.

•                  Total closings of $12.1 billion, a 30% increase from $9.3 billion in 2Q14.  Purchase closings of $6.1 billion, a 7% increase from $5.7 billion in 2Q14.  Total loan margin of 299 bps, a 26 bps increase from 273 bps in 2Q14.

Mount Laurel, NJ - August 5, 2015 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter ended June 30, 2015.

For the quarter ended June 30, 2015, the Company reported Net loss attributable to PHH Corporation of $62 million or $1.20  per basic share.  Net loss from continuing operations attributable to PHH Corporation for the quarter ended June 30, 2014, was $13 million or $0.23 per basic share.

For the quarter ended June 30, 2015, core loss (after-tax)* and core loss per share*, which exclude a $20 million  pre-tax favorable market-related mortgage servicing rights (“MSR”) fair value adjustment, net of derivative losses related to MSRs, were $73 million and $1.43, respectively.

Tangible book value per share* was $25.03 at June 30, 2015, down 17% from $30.21 at December 31, 2014.

Notable items in each respective period included the following:

	Three Months Ended June 30,
	2015		2014
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
($ in millions)	$	Per Share	$	Per Share
Legal and regulatory reserves	$(34)	$(0.41)	$—	$—
Early debt retirement	(30)	(0.36)	—	—
Re-engineering investments	(13)	(0.15)	—	—
Growth investments	(2)	(0.03)	—	—
Severance	(2)	(0.02)	(8)	(0.08)

In addition to the notable items presented above, our results for the three and six months ended June 30, 2015 include $5 million and $13 million, respectively, of expenses associated with the sale and separation of our Fleet business, net of transition services revenue.

Glen A. Messina, president and CEO of PHH Corporation, said, “One year ago we completed the sale of our Fleet business and presented a strategic plan to revise our capital structure, re-engineer our business and position the company for growth.  We have continued to execute on these strategies during the second quarter of 2015 through the substantial conclusion of our private label contract renegotiations and the achievement of nearly 50% of our annualized targeted re-engineering benefits.  While we have made good progress on our re-engineering activities, we have more work to do.  We have encountered delays in executing our strategies to drive organic growth and our servicing segment continues to operate at a loss.  Provided market and interest rate conditions materialize as expected and we successfully complete our strategic initiatives, we expect core earnings before one-time items to improve from the second quarter levels and approach break even for the second half of the year.  On the same basis, we expect to return to profitability in 2016.”

Messina added, “As we reflect on the many accomplishments over the past year, we are ever mindful of the dynamic regulatory climate and the uncertainty it creates regarding the potential consequences of legacy practices.  In light of these regulatory uncertainties, the volatile nature of our industry and our need to increase scale to meet our return objectives, we currently believe it is prudent to conserve our liquidity, and have elected to delay our Board-authorized share repurchase program.  We remain committed to executing a capital deployment framework to achieve our long-term return objectives and will continue to evaluate our overall capital structure and liquidity position as we progress.”

Summary Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2015	2014	2015	2014
Net revenues	$237	$196	$498	$307
Loss from continuing operations before income taxes	(74)	(21)	(43)	(114)
Net loss from continuing operations attributable to PHH Corporation	(62)	(13)	(41)	(71)
Net loss attributable to PHH Corporation	(62)	(59)	(41)	(101)

Loss per share from continuing operations — basic & diluted	$(1.20)	$(0.23)	$(0.80)	$(1.23)
Weighted-average common shares outstanding — basic & diluted	51.135	57.638	51.154	57.591

Non-GAAP Results*
Core loss (pre-tax)	$(100)	$(33)	$(136)	$(85)
Core loss (after-tax)	(73)	(18)	(93)	(52)

Core loss per share	$(1.43)	$(0.31)	$(1.81)	$(0.91)

Adjusted cash flow	$(68)	$(68)	$(60)	$(164)

* Non-GAAP Financial Measures

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.  Core earnings or loss (pre-tax), core earnings or loss (after-tax), core earnings or loss per share, adjusted cash flow, tangible book value and tangible book value per share are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP).  See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description of these and certain other Non-GAAP financial measures and reconciliations of such Non-GAAP financial measures to their most directly comparable GAAP financial measures as required by Regulation G.

Mortgage Production

Mortgage Production Segment Results

Mortgage Production segment profit in the second quarter of 2015 was $3 million, compared to a segment loss of $19 million in the first quarter of 2015 and a segment loss of $27 million in the second quarter of 2014.  The $22 million improvement in segment results during the second quarter of 2015 compared to the first quarter of 2015 was primarily due to a $29 million increase in Origination and other loan fees driven by a 22% increase in private label closing units and the impact of operating benefits from certain amendments to our private label agreements that was partially offset by a $11 million increase in Total expenses primarily related to higher closing volume.  The $30 million improvement in segment results in the second quarter of 2015 compared to the second quarter of 2014 was due to a $45 million increase in Total revenue driven by a 30% increase in Total closings, a $9 million improvement in Unsecured interest expense driven by lower Corporate borrowings and the impact of operating benefits from certain amendments to our private label agreements, that were partially offset by a $13 million increase in Total expenses, primarily from higher closing volume and higher allocated costs.

Mortgage Production Statistics

Total second quarter 2015 mortgage closings were $12.1 billion, up 29% from the first quarter of 2015 and up 30% from the second quarter of 2014.  The increase in total closings compared to the second quarter of 2014 was mainly driven by a 67% increase in refinance closings from lower relative interest rates.  Fee-based closings as a percentage of total closings continued to remain high in the second quarter of 2015, decreasing slightly to 66% of total closings from 67% of total closings in the first quarter of 2015 and increasing from 65% of total closings in the second quarter of 2014.  Our Mortgage production results reflect the progress we have made to realize operating benefits from amendments to certain private label agreements; however, the higher mix of fee-based closings has adversely impacted profitability since the revenue per loan on fee-based closings is generally lower than saleable closings.

IRLCs expected to close of $2.2 billion in the second quarter of 2015 increased 1% from the first quarter of 2015 and 5% from the second quarter of 2014.  Total loan margin on IRLCs expected to close for the second quarter of 2015 was 299 bps, a 16 bps decline from the first quarter of 2015 and a 26 bps increase from the second quarter of 2014.  The decline from the  first quarter of 2015 is consistent with the short-term drop in interest rates experienced during the first quarter of 2015 as loan margins tend to widen in periods of declining interest rates as industry participants attempt to balance origination volume with operational capacity.

Mortgage Servicing

Mortgage Servicing Segment Results

Mortgage Servicing segment loss in the second quarter of 2015 was $46 million, compared to a segment profit of $57 million in the first quarter of 2015 and a segment profit of $10 million in the second quarter of 2014.  Segment loss for the second quarter of 2015 included a $69 million favorable market-related fair value adjustment to our MSRs, partially offset by a $49 million net derivative loss related to MSRs.  This compares to a $12 million favorable market-related fair value adjustment to our MSRs and a $53 million net derivative gain related to MSRs in the first quarter of 2015.  The $69 million favorable market-related fair value adjustment for the second quarter of 2015 was primarily attributable to a 36 bps increase in the modeled mortgage rate.  The sequential quarter decline in segment results was also driven by an increase in Total expenses primarily resulting from a $34 million provision for legal and regulatory matters and a $6 million provision for certain non-recoverable fees associated with foreclosure activities that were incurred during the second quarter of 2015.

Mortgage Servicing Statistics

At June 30, 2015, the unpaid principal balance (“UPB”) of our capitalized servicing portfolio was $104.7 billion, down 7% from December 31, 2014, and 16% from June 30, 2014.  Our capitalized servicing portfolio continues to decline as payoffs, curtailments and sales have exceeded additions from new loan production.  During the second quarter of 2015, we continued to execute sales of newly-created MSRs for which we retain the right to subservice the underlying loans.

At June 30, 2015, the UPB of our total loan servicing portfolio was $225.2 billion, representing a 1% decrease from December 31, 2014, and an immaterial change from June 30, 2014.  The slight decrease in our total loan servicing portfolio since the end of 2014 primarily reflects the declines in our capitalized servicing portfolio and a sale of a delinquent GNMA portfolio, which transferred in the first quarter of 2015 that was partially offset by an increase in our subservicing UPB.  The increase in subserviced loans was primarily driven by fee-based closings and sales of newly-created MSRs.

Mortgage Servicing Rights

At June 30, 2015, the book value of our MSR was $1.0 billion, representing a 97 bps capitalized servicing rate.  The MSR book value and capitalized servicing rate at December 31, 2014 was $1.0 billion and 89 bps of the capitalized loan servicing portfolio.  The MSR book value at June 30, 2014 was $1.2 billion, representing a 96 bps capitalized servicing rate.  During the second quarter of 2015, $28 million in MSR book value was added from loans sold and $69 million was added from market-related fair value adjustments, which was partially offset by a $51 million decrease related to prepayments and the receipt of recurring cash flows, and a $12 million decrease from MSR sales.

Liquidity Update

Liquidity at June 30, 2015 included $880 million in unrestricted Cash and cash equivalents, excluding cash held in variable interest entities.   During the second quarter of 2015 we completed an exchange of 99% of our Convertible notes due 2017 for $274 million of cash and 10.076 million shares of our Common stock.  A $30 million pre-tax loss was recorded related to this exchange.  After completing this transaction, as of June 30, 2015, we had $617 million total principal of unsecured debt outstanding with our next maturity date in September 2019.

Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 6, 2015, to discuss its second quarter 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 264-8926 or (913) 312-1413 and using the conference ID 6527323 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations page of PHH’s website at www.phh.com/invest under webcasts and presentations.

An investor presentation with an appendix of supplemental schedules will accompany the conference call and be available by visiting the Investor Relations page of PHH’s website at www.phh.com/invest on Thursday, August 6, 2015, prior to the start of the conference call.

A replay will be available beginning shortly after the end of the call through August 21, 2015, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 6527323, or by visiting the Investor Relations page of PHH’s website at www.phh.com/invest.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage.  Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States.  PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers.  For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors	Media
David Trone	Dico Akseraylian
david.trone@phh.com	dico.akseraylian@phh.com
856-917-6503	856-917-0066

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES
Origination and other loan fees	$87	$59	$145	$106
Gain on loans held for sale, net	86	80	168	131
Net loan servicing income:
Loan servicing income	100	110	204	225
Change in fair value of mortgage servicing rights	18	(52)	(8)	(131)
Net derivative (loss) gain related to mortgage servicing rights	(49)	20	4	26
Net loan servicing income	69	78	200	120
Net interest expense:
Interest income	13	12	22	20
Secured interest expense	(9)	(9)	(18)	(18)
Unsecured interest expense	(16)	(26)	(33)	(55)
Net interest expense	(12)	(23)	(29)	(53)
Other income	7	2	14	3
Net revenues	237	196	498	307
EXPENSES
Salaries and related expenses	85	91	172	180
Commissions	27	21	46	36
Loan origination expenses	25	23	49	42
Foreclosure and repossession expenses	15	14	30	28
Professional and third-party service fees	45	28	87	56
Technology equipment and software expenses	9	9	19	17
Occupancy and other office expenses	12	12	24	25
Depreciation and amortization	4	6	9	12
Other operating expenses	89	13	105	25
Total expenses	311	217	541	421
Loss from continuing operations before income taxes	(74)	(21)	(43)	(114)
Income tax benefit	(18)	(12)	(10)	(45)
Loss from continuing operations, net of tax	(56)	(9)	(33)	(69)
Loss from discontinued operations, net of tax	—	(46)	—	(30)
Net loss	(56)	(55)	(33)	(99)
Less: net income attributable to noncontrolling interest	6	4	8	2
Net loss attributable to PHH Corporation	$(62)	$(59)	$(41)	$(101)

Basic loss per share:
From continuing operations	$(1.20)	$(0.23)	$(0.80)	$(1.23)
From discontinued operations	—	(0.79)	—	(0.52)
Total attributable to PHH Corporation	$(1.20)	$(1.02)	$(0.80)	$(1.75)
Diluted loss per share:
From continuing operations	$(1.20)	$(0.23)	$(0.80)	$(1.23)
From discontinued operations	—	(0.79)	—	(0.52)
Total attributable to PHH Corporation	$(1.20)	$(1.02)	$(0.80)	$(1.75)

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$958	$1,259
Restricted cash	43	56
Mortgage loans held for sale	1,364	915
Accounts receivable, net	103	123
Servicing advances, net	671	694
Mortgage servicing rights	1,020	1,005
Property and equipment, net	41	36
Other assets	294	208
Total assets	$4,494	$4,296

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$281	$244
Subservicing advance liabilities	361	347
Debt	1,912	1,739
Deferred taxes	250	262
Loan repurchase and indemnification liability	63	63
Other liabilities	100	70
Total liabilities	2,967	2,725
Commitments and contingencies	—	—

Total PHH Corporation stockholders’ equity	1,497	1,545
Noncontrolling interest	30	26
Total equity	1,527	1,571
Total liabilities and equity	$4,494	$4,296

Segment Results

(In millions)

	Second Quarter 2015				Second Quarter 2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$87	$—	$—	$87	$59
Gain on loans held for sale, net	86	—	—	86	80
Loan servicing income	—	100	—	100	110
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(51)	—	(51)	(40)
Market-related	—	69	—	69	(12)
Net derivative (loss) gain related to MSRs	—	(49)	—	(49)	20
Net interest expense:
Interest income	11	2	—	13	12
Secured interest expense	(6)	(3)	—	(9)	(9)
Unsecured interest expense	(7)	(9)	—	(16)	(26)
Other income	3	1	3	7	2
Net revenues	174	60	3	237	196

Salaries and related expenses	57	14	14	85	91
Commissions	27	—	—	27	21
Loan origination expenses	25	—	—	25	23
Foreclosure and repossession expenses	—	15	—	15	14
Professional and third-party service fees	9	7	29	45	28
Technology equipment and software expenses	1	4	4	9	9
Occupancy and other office expenses	7	4	1	12	12
Depreciation and amortization	3	1	—	4	6
Other operating expenses:
Repurchase and foreclosure-related charges	—	4	—	4	(1)
Overhead Allocation - IT	18	6	(24)	—	—
Overhead Allocation - Other	13	4	(17)	—	—
Other	5	47	33	85	14
Total expenses	165	106	40	311	217
Income (loss) from continuing operations before income taxes	9	(46)	(37)	$(74)	$(21)
Less: net income attributable to noncontrolling interest	6	—	—
Segment profit (loss)	$3	$(46)	$(37)

Segment Results

(In millions)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$145	$—	$—	$145	$106
Gain on loans held for sale, net	168	—	—	168	131
Loan servicing income	—	204	—	204	225
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(89)	—	(89)	(74)
Market-related	—	81	—	81	(57)
Net derivative gain related to MSRs	—	4	—	4	26
Net interest expense:
Interest income	20	2	—	22	20
Secured interest expense	(12)	(6)	—	(18)	(18)
Unsecured interest expense	(15)	(18)	—	(33)	(55)
Other income	5	3	6	14	3
Net revenues	311	181	6	498	307

Salaries and related expenses	112	30	30	172	180
Commissions	46	—	—	46	36
Loan origination expenses	49	—	—	49	42
Foreclosure and repossession expenses	—	30	—	30	28
Professional and third-party service fees	16	14	57	87	56
Technology equipment and software expenses	2	8	9	19	17
Occupancy and other office expenses	14	8	2	24	25
Depreciation and amortization	6	1	2	9	12
Other operating expenses:
Repurchase and foreclosure-related charges	—	6	—	6	(1)
Overhead Allocation - IT	35	12	(47)	—	—
Overhead Allocation - Other	28	9	(37)	—	—
Other	11	52	36	99	26
Total expenses	319	170	52	541	421
(Loss) income from continuing operations before income taxes	(8)	11	(46)	$(43)	$(114)
Less: net income attributable to noncontrolling interest	8	—	—
Segment (loss) profit	$(16)	$11	$(46)

Mortgage Production Segment

($ In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Closings:
Saleable to investors	$4,121	$3,292	25%	$7,223	$5,901	22%
Fee-based	7,952	6,002	32%	14,202	10,777	32%
Total	$12,073	$9,294	30%	$21,425	$16,678	28%

Purchase	$6,107	$5,732	7%	$9,923	$9,322	6%
Refinance	5,966	3,562	67%	11,502	7,356	56%
Total	$12,073	$9,294	30%	$21,425	$16,678	28%

Retail - PLS	$8,889	$6,587	35%	$15,936	$12,007	33%
Retail - Real Estate	2,803	2,397	17%	4,822	3,953	22%
Total retail	11,692	8,984	30%	20,758	15,960	30%
Wholesale/correspondent	381	310	23%	667	718	(7)%
Total	$12,073	$9,294	30%	$21,425	$16,678	28%

Retail - PLS (units)	16,658	13,598	23%	30,283	25,620	18%
Retail - Real Estate (units)	10,176	9,520	7%	17,784	16,272	9%
Total retail (units)	26,834	23,118	16%	48,067	41,892	15%
Wholesale/correspondent (units)	1,632	1,455	12%	2,939	3,118	(6)%
Total (units)	28,466	24,573	16%	51,006	45,010	13%

Applications:
Saleable to investors	$5,445	$4,906	11%	$10,813	$8,812	23%
Fee-based	8,574	7,940	8%	18,382	14,403	28%
Total	$14,019	$12,846	9%	$29,195	$23,215	26%

Retail - PLS	$9,994	$9,063	10%	$21,424	$16,527	30%
Retail - Real Estate	3,424	3,267	5%	6,566	5,637	16%
Total retail	13,418	12,330	9%	27,990	22,164	26%
Wholesale/correspondent	601	516	16%	1,205	1,051	15%
Total	$14,019	$12,846	9%	$29,195	$23,215	26%

Retail - PLS (units)	19,856	18,868	5%	41,782	35,002	19%
Retail - Real Estate (units)	12,350	12,619	(2)%	24,056	22,477	7%
Total retail (units)	32,206	31,487	2%	65,838	57,479	15%
Wholesale/correspondent (units)	2,592	2,337	11%	5,174	4,611	12%
Total (units)	34,798	33,824	3%	71,012	62,090	14%

Other:
IRLCs expected to close	$2,158	$2,060	5%	$4,293	$3,810	13%
Total loan margin on IRLCs (in basis points)	299	273	10%	307	281	9%
Loans sold	$3,804	$3,053	25%	$6,768	$5,976	13%

Mortgage Production Segment (continued)

(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Segment Results:
Origination and other loan fees	$87	$59	47%	$145	$106	37%
Gain on loans held for sale, net	86	80	8%	168	131	28%
Net interest expense:
Interest income	11	11	—%	20	18	11%
Secured interest expense	(6)	(7)	(14)%	(12)	(14)	(14)%
Unsecured interest expense	(7)	(16)	(56)%	(15)	(33)	(55)%
Net interest expense	(2)	(12)	(83)%	(7)	(29)	(76)%
Other income	3	2	50%	5	3	67%
Net revenues	174	129	35%	311	211	47%

Salaries and related expenses	57	59	(3)%	112	121	(7)%
Commissions	27	21	29%	46	36	28%
Loan origination expenses	25	23	9%	49	42	17%
Professional and third-party service fees	9	9	—%	16	17	(6)%
Technology equipment and software expenses	1	—	100%	2	1	100%
Occupancy and other office expenses	7	7	—%	14	15	(7)%
Depreciation and amortization	3	3	—%	6	6	—%
Other operating expenses	36	30	20%	74	58	28%
Total expenses	165	152	9%	319	296	8%
Income (loss) before income taxes	9	(23)	n/m	(8)	(85)	(91)%
Less: net income attributable to noncontrolling interest	6	4	50%	8	2	300%
Segment profit (loss)	$3	$(27)	n/m	$(16)	$(87)	(82)%

n/m  — Not Meaningful

Mortgage Servicing Segment

($ in millions)

	June 30,
	2015	2014	Change
Total Loan Servicing Portfolio:
Unpaid principal balance	$225,227	$225,902	—%

Number of loans in owned portfolio (units)	675,587	778,108	(13)%
Number of subserviced loans (units)	439,137	402,291	9%
Total number of loans serviced (units)	1,114,724	1,180,399	(6)%

Capitalized Servicing Portfolio:
Unpaid principal balance	$104,705	$123,959	(16)%
Capitalized servicing rate	0.97%	0.96%	1%
Capitalized servicing multiple	3.4	3.3	3%
Weighted-average servicing fee (in basis points)	29	29	—%

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Total Loan Servicing Portfolio:
Average portfolio (UPB)	$224,467	$225,905	(1)%	$225,148	$226,138	—%

Capitalized Servicing Portfolio:
Average portfolio (UPB)	$106,728	$125,513	(15)%	$108,773	$126,837	(14)%
Payoffs and principal curtailments	5,387	4,807	12%	9,966	8,936	12%
Sales	1,110	554	100%	2,338	678	245%

	June 30, 2015		December 31, 2014
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
Delinquency - Total Servicing Portfolio(1)
30 days	2.15%	1.55%	2.43%	1.75%
60 days	0.37	0.26	0.58	0.41
90 or more days	0.89	0.66	1.13	0.85
Total	3.41%	2.47%	4.14%	3.01%

Foreclosure/real estate owned(2)	2.03%	1.82%	2.22%	2.04%

(1)         Represents portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(2)         As of June 30, 2015 and December 31, 2014, the total servicing portfolio included 18,730 and 21,456 of loans in foreclosure with an unpaid principal balance of $3.6 billion and $4.1 billion, respectively.

n/m - Not Meaningful

Mortgage Servicing Segment  (continued)

($ in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Segment Results
Net loan servicing income	$69	$78	(12)%	$200	$120	67%
Net interest expense	(10)	(11)	(9)%	(22)	(24)	(8)%
Other income	1	—	100%	3	—	100%
Net revenues	60	67	(10)%	181	96	89%

Salaries and related expenses	14	14	—%	30	29	3%
Foreclosure and repossession expenses	15	14	7%	30	28	7%
Professional and third-party service fees	7	7	—%	14	14	—%
Technology equipment and software expenses	4	4	—%	8	8	—%
Occupancy and other office expenses	4	5	(20)%	8	9	(11)%
Depreciation and amortization	1	—	100%	1	1	—%
Other operating expenses	61	13	369%	79	26	204%
Total expenses	106	57	86%	170	115	48%
Segment (loss) profit	$(46)	$10	n/m	$11	$(19)	n/m

n/m  — Not Meaningful

Debt and Borrowing Arrangements

(in millions)

	June 30, 2015			December 31, 2014
	Balance	Interest Rate(1)	Available Capacity(2)	Balance

Committed warehouse facilities	$1,207	2.1%	$718	$800
Uncommitted warehouse facilities	—	—	2,500	—
Servicing advance facility	88	2.2%	67	108

Convertible notes due in 2017(3)	2	6.0%	n/a	216
Term notes due in 2019	275	7.375%	n/a	275
Term notes due in 2021	340	6.375%	n/a	340
Unsecured debt	617			831
Total	$1,912			$1,739

(1)         Interest rate shown represents the stated interest rate of outstanding borrowings, which may differ from the effective rate due to the amortization of premiums, discounts and issuance costs.  Warehouse facilities and the servicing advance facility are variable-rate.  Rate shown for warehouse facilities represents the weighted-average rate of current outstanding borrowings.

(2)         Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements, including asset-eligibility requirements.

(3)         Amount is net of unamortized discount of $29 million as of December 31, 2014.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.

Core earnings or loss (pre-tax and after-tax), core earnings or loss per share, adjusted cash flow, tangible book value and tangible book value per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share involves differences from Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share should be considered as supplementary to, and not as a substitute for, Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation or Basic earnings or loss per share from continuing operations computed in accordance with GAAP as a measure of the Company’s financial performance.

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and involves differences from Net increase or decrease in cash and cash equivalents computed in accordance with GAAP.  Adjusted cash flow should be considered as supplementary to, and not as a substitute for, Net increase or decrease in cash and cash equivalents computed in accordance with GAAP as a measure of the Company’s net increase or decrease in cash and cash equivalents.

Tangible book value and tangible book value per share involve differences from Total PHH Corporation stockholders’ equity computed in accordance with GAAP.  Tangible book value and tangible book value per share should be considered as supplementary to, and not as a substitute for, Total PHH Corporation stockholders’ equity computed in accordance with GAAP as a measure of the Company’s financial position.

Non-GAAP metrics are used in managing certain aspects of the Company’s business.  For example, management’s reviews of results incorporate Non-GAAP metrics and certain of the Company’s debt agreements contain covenants calculated using a measure similar to the calculations of the Non-GAAP metrics.  The Company has also designed certain management incentives based upon the achievement of targets related to Non-GAAP metrics. The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights, in a given period that are included in Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share from continuing operations attributable to PHH Corporation in accordance with GAAP.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in fair value of the Company’s mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.  The changes in fair value of mortgage servicing rights and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in core earnings based on the current fair value of the mortgage servicing rights at the time the payments are received.

The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.

Limitations on the use of Core Earnings:  Since core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in value of mortgage servicing rights, such measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings or loss (pre-tax and after-tax) and core earnings or loss per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on the Company’s mortgage servicing rights.

Adjusted cash flow

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and measures the Company’s Net increase or decrease in cash and cash equivalents from continuing operations for a given period excluding changes resulting from the issuance or repurchase of equity, the purchase of derivative securities related to the Company’s stock or the issuance or repayment of unsecured or other debt by PHH Corporation.  The Company believes that Adjusted cash flow is a useful measure for investors because the Company’s ability to repay future unsecured debt maturities or return capital to equity holders is highly dependent on a demonstrated ability to generate cash.  Accordingly, the Company believes that Adjusted cash flow may assist investors in determining the amount of cash and cash equivalents generated from business activities during a period that is available to repay unsecured debt or distribute to holders of the Company’s equity.

Adjusted cash flow can be generated through a combination of earnings, more efficient utilization of asset-backed funding facilities, or an improved working capital position.  Adjusted cash flow can vary significantly between periods based upon a variety of potential factors including, but not limited to, timing related to cash collateral postings, mortgage origination volumes and loan margins.

Limitations on the use of Adjusted Cash Flow:  Adjusted cash flow is not a substitute for the Net increase or decrease in cash and cash equivalents for a period and is not intended to provide the Company’s total sources and uses of cash or measure its change in liquidity.  As such, it is important that investors review the Company’s consolidated statement of cash flows for a more detailed understanding of the drivers of net cash provided by (used in) operating activities, investing activities, and financing activities.

Tangible book value and Tangible book value per share

Tangible book value is a measure of Total PHH Corporation stockholders’ equity computed in accordance with GAAP excluding the value of goodwill and other intangible assets. Tangible book value per share is a measure of tangible book value, on a per share basis, using the number of shares of outstanding PHH Corporation common stock as of the applicable measurement date.

NON-GAAP RECONCILIATIONS - CORE EARNINGS

(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Loss from continuing operations before income taxes - as reported	$(74)	$(21)	$(43)	$(114)
Less: net income attributable to noncontrolling interest	6	4	8	2
Segment loss	(80)	(25)	(51)	(116)
Market-related fair value adjustments (1)	(69)	12	(81)	57
Net derivative loss (gain) related to MSRs	49	(20)	(4)	(26)
Core loss (pre-tax)	$(100)	$(33)	$(136)	$(85)

Net loss attributable to PHH Corporation - as reported	$(62)	$(59)	$(41)	$(101)
Less: Loss from discontinued operations, net of tax	—	(46)	—	(30)
Net loss from continuing operations attributable to PHH Corporation	(62)	(13)	(41)	(71)
Market-related fair value adjustments (1)(2)	(42)	8	(50)	35
Net derivative loss (gain) related to MSRs, net of taxes(2)	31	(13)	(2)	(16)
Core loss (after-tax)	$(73)	$(18)	$(93)	$(52)

Basic loss per share from continuing operations attributable to PHH Corporation - as reported	$(1.20)	$(0.23)	$(0.80)	$(1.23)
Market-related fair value adjustments, net of taxes (1)(3)	(0.82)	0.13	(0.96)	0.60
Net derivative loss (gain) related to MSRs, net of taxes(3)	0.59	(0.21)	(0.05)	(0.28)
Core loss per share	$(1.43)	$(0.31)	$(1.81)	$(0.91)

(1)         Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)         For the three and six months ended June 30, 2015 and 2014, an incremental effective tax rate of 39% was applied to arrive at the net of taxes amounts.

(3)         Basic weighted-average shares outstanding of 51.135 million and 57.638 million for the three months ended June 30, 2015 and 2014, respectively, and 51.154 million  and 57.591 million for the six months ended June 30, 2015 and 2014, respectively, were used to calculate per share amounts.

NON-GAAP RECONCILIATIONS - CORE EARNINGS BY SEGMENT

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended June 30, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment profit (loss)	$3	$(46)	$(37)
Market-related fair value adjustments(1)	—	(69)	—
Net derivative loss related to MSRs	—	49	—
Core earnings (loss)	$3	$(66)	$(37)

	Three Months Ended June 30, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss) profit	$(27)	$10	$(8)
Market-related fair value adjustments(1)	—	12	—
Net derivative gain related to MSRs	—	(20)	—
Core (loss) earnings	$(27)	$2	$(8)

	Six Months Ended June 30, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss) profit	$(16)	$11	$(46)
Market-related fair value adjustments(1)	—	(81)	—
Net derivative gain related to MSRs	—	(4)	—
Core (loss)	$(16)	$(74)	$(46)

	Six Months Ended June 30, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(87)	$(19)	$(10)
Market-related fair value adjustments(1)	—	57	—
Net derivative gain related to MSRs	—	(26)	—
Core (loss) earnings	$(87)	$12	$(10)

(1)       Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

NON-GAAP RECONCILIATIONS - ADJUSTED CASH FLOW

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net (decrease) increase in Cash and cash equivalents - as reported	$(311)	$83	$(301)	$(7)
Less: Increase in cash balance of discontinued operations	—	(151)	—	(155)
Net decrease in Cash attributable to continuing operations	(311)	(68)	(301)	(162)
Adjustments:
Decrease in unsecured borrowings	243	—	243	—
Issuances of common stock	—	—	(2)	(2)
Adjusted Cash Flow	$(68)	$(68)	$(60)	$(164)

NON-GAAP RECONCILIATIONS - TANGIBLE BOOK VALUE PER SHARE

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	June 30,	December 31,
	2015	2014
Total PHH Corporation stockholders’ equity - as reported	$1,497	$1,545
Goodwill	—	—
Intangible Assets	—	—
Tangible Book Value	$1,497	$1,545

Common Shares Issued and Outstanding	59,805,817	51,143,723
Tangible Book Value per Share	$25.03	$30.21